EXHIBIT 5.4

May 15, 2012

TO:        UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE:        ENCANA CORPORATION (“ENCANA”)
    REGISTRATION STATEMENT ON FORM F-10

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Encana's petroleum and natural gas reserves and contingent resources, as at December 31, 2011, in the Registration Statement on Form F-10 of Encana Corporation (File No. 333-181196).

Sincerely,
McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ P.A. Welch, P. Eng.
P.A. Welch, P. Eng.
President & Managing Director

Calgary, Alberta